                                                                 Rule 424(b)(3)
                                                    Registration No. 333-112274

          Addendum to Prospectus Supplement Dated February 26, 2004

                                                    Dated: August 1, 2005


                               STATE OF ISRAEL
                       FOURTH VARIABLE RATE LIBOR NOTES
                       --------------------------------

Initial Interest Rate for Notes purchased during August 2005 is 4.4375%. This interest rate was calculated as follows:

Applicable LIBOR        +     Number of basis points    =       Initial Rate
for August 2005               set by State of Israel
                              at beginning of monthly
                              sales period

3.9375%                 +     50 Basis Points           =       4.4375%


Applicable LIBOR is then adjusted each January 1st and July 1st during the term of the notes.

Notes purchased in September 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.